Exhibit 1
ASSIGNMENT OF STOCK INTEREST
This Assignment of Stock Interest (the “Assignment”) is entered into as of the 15th day of June, 2009, by and between Autumnwood, Ltd. (the “Partnership”) and Stroud Children’s Trust II (the “Trust”).
 R E C I T A L S
A. The Partnership’s total ownership in Capital Senior Living Corporation consists of 1,609,801 shares (the “CSL Stock”).
B. The Trust owns 56.49% of the profits, losses, and capital of the Partnership since January 15, 2002.
C. The Partnership desires for business reasons to distribute on a pro rata basis the CSL Stock to the Partners and assign all of its right, title and interest therein.
NOW, THEREFORE, in consideration of the foregoing, the mutual promises of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. The Partnership represents and warrants as follows:
(a) The Partnership acquired the CSL Stock on January 15, 2002 as a capital contribution, and has continuously held the stock since January 15, 2002. The Partnership does not own any other Capital Senior Living Corporation stock other than the CSL Stock.
(b) The CSL Stock has not been encumbered or restricted by the Partnership other than it has not been registered under the Securities Act of 1933, as amended (the “Securities Act”).
(c) The Partnership desires for the holding period of the 909,377 shares of CSL Stock be carried over to the Trust for purposes of the Internal Revenue Code and the Securities Act.
(d) The Partnership will cooperate with James A. Stroud to file a Form 4 and any other forms or reports under the Securities Act to evidence the Assignment of Stock Interest.
2. The Trust represents and warrants as follows:
(a) The Trust is receiving 909,377 shares of CSL Stock as a pro rata distribution of capital from the Partnership.

(b) The Trust has knowledge, experience and skill in financial and business matters that it is capable of evaluating the merits and risks of the 909,377 shares of CSL Stock.
(c) The Trust will receive 909,377 shares of CSL Stock, and Senior Living Trust will receive 700,424 shares of CSL Stock.
3. In consideration of the foregoing representations, the Partnership does hereby distribute, transfer, assign and convey to the Trust all of its right, title, and interest in and to 909,377 shares of CSL Stock, and any and all benefits which normally follow the ownership of such stock in Capital Senior Living Corporation.
4. The Partnership agrees to pay all reasonable expenses regarding this distribution.
IN WITNESS WHEREOF, this Assignment of Stock Interest has been duly executed by the parties hereto on the date first written above.

PARTNERSHIP:

Autumnwood, Ltd.

By:	Senior Living Trust, its general partner

	By:	/s/ James A. Stroud

James A. Stroud, Trustee

TRUST:

Stroud Children’s Trust II

By:	/s/ Troy D. Phillips

Troy D. Phillips, Trustee

ASSIGNMENT OF STOCK INTEREST
This Assignment of Stock Interest (the “Assignment”) is entered into as of the 15th day of June, 2009, by and between Autumnwood, Ltd. (the “Partnership”) and Senior Living Trust (“SLT”).
R E C I T A L S
A. The Partnership’s total ownership in Capital Senior Living Corporation consists of 1,609,801 shares (the “CSL Stock”).
B. SLT owns 43.51% of the profits, losses, and capital of the Partnership since January 15, 2002.
C. The Partnership desires for business reasons to distribute on a pro rata basis the CSL Stock to the Partners and assign all of its right, title and interest therein.
NOW, THEREFORE, in consideration of the foregoing, the mutual promises of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. The Partnership represents and warrants as follows:
(a) The Partnership acquired the CSL Stock on January 15, 2002 as a capital contribution, and has continuously held the stock since January 15, 2002. The Partnership does not own any other Capital Senior Living Corporation stock other than the CSL Stock.
(b) The CSL Stock has not been encumbered or restricted by the Partnership other than it has not been registered under the Securities Act of 1933, as amended (the “Securities Act”).
(c) The Partnership desires for the holding period of the 700,424 shares of CSL Stock be carried over to SLT for purposes of the Internal Revenue Code and the Securities Act.
(d) The Partnership will cooperate with James A. Stroud to file a Form 4 and any other forms or reports under the Securities Act to evidence the Assignment of Stock Interest.
2. SLT represents and warrants as follows:
(a) SLT is receiving 700,424 shares of CSL Stock as a pro rata distribution of capital from the Partnership.

(b) SLT has knowledge, experience and skill in financial and business matters that it is capable of evaluating the merits and risks of the 700,424 shares of CSL Stock.
(c) Stroud Children’s Trust II will receive 909,377 shares of CSL Stock, and SLT will receive 700,424 shares of CSL Stock.
3. In consideration of the foregoing representations, the Partnership does hereby distribute, transfer, assign and convey to SLT all of its right, title, and interest in and to 700,424 shares of CSL Stock, and any and all benefits which normally follow the ownership of such stock in Capital Senior Living Corporation.
4. The Partnership agrees to pay all reasonable expenses regarding this distribution.
IN WITNESS WHEREOF, this Assignment of Stock Interest has been duly executed by the parties hereto on the date first written above.

PARTNERSHIP:

Autumnwood, Ltd.

By:	Senior Living Trust, its general partner

	By:	/s/ James A. Stroud

James A. Stroud, Trustee

SLT:

Senior Living Trust

By:	/s/ James A. Stroud

James A. Stroud, Trustee

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